UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2009

CREDO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-8877	84-0772991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Broadway, Suite 900 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a–12 under the Exchange Act

☐  Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act

☐  Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act

Item 1.02  Termination of a Material Definitive Agreement.

Termination of Old Rights Agreement

The Board of Directors of Credo Petroleum Corporation, a Colorado corporation (“Credo Colorado”), and Computershare Trust Company, N.A. (“Computershare”) entered into a Third Amendment to Rights Agreement dated April 9, 2009 (the “Amendment”).  The amendment terminated the Rights Agreement dated as of April 11, 1989 between Credo Colorado and Computershare, effective at the close of business on the date immediately prior to the effective time of the reincorporation merger between Credo Colorado and its wholly owned subsidiary, Credo Petroleum Company, a Delaware corporation (“Credo Delaware” or the “Company”).  See Item 8.01 for a description of the reincorporation merger, which was approved by stockholders of Credo Colorado on April 9, 2009 and becomes effective on April 10, 2009.

The foregoing description of the Amendment is intended to be a summary and is qualified in its entirety by reference to such Amendment, which is attached hereto as Exhibit 4.1.

Item 1.01               Entry into a Material Definitive Agreement.

Entry into New Rights Agreement

On April 9, 2009, the Board of Directors of CREDO Petroleum Corporation, a Delaware corporation (the “Company”), entered into a Rights Agreement dated April 9, 2009 with Computershare Trust Company, N.A. as the Rights Agent (the “Rights Agreement”).  The Rights Agreement sets forth the terms under which the Company would issue preferred share purchase rights (the “Rights”).  The Rights Agreement became effective immediately following the effectiveness of the reincorporation of the Company to Delaware, as described in Item 8.01.  The Board concurrently declared a dividend (the “Dividend”) of one Right for each outstanding share of common stock, par value $.10 per share, payable on April 10, 2009 to holders of record on that date.

The Board of Directors has authorized the adoption of the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights impose a significant penalty upon any person or group which acquires beneficial ownership of 15% or more of the Company’s outstanding common stock without the prior approval of the Board of Directors.  The Rights Agreement provides an exemption for any person who is, as of April 10, 2009, the beneficial owner of 15% or more of the Company’s outstanding common stock, so long as such Person does not, subject to certain exceptions, acquire additional common stock of the Company.  The Company, its subsidiaries, its employee benefit plans, and any entity holding common stock for or pursuant to the terms of any such plan will also be excepted.  The Rights Agreement will not interfere with any merger or other business combination approved by the Board of Directors.

Following is a summary of the terms of the Rights Agreement.  This description is qualified in its entirety by reference to the full text of the Rights Agreement attached as Exhibit 4.2 hereto.

THE RIGHTS.  The Rights will initially trade with, and will be inseparable from, the common stock.  The Rights will be evidenced only by certificates that represent shares of common stock, and not by separate certificates.  New Rights will accompany any shares of common stock the Company issues after April 10, 2009 until the earlier of the Distribution Date (described below) or the redemption or the expiration of the Rights.

EXERCISE PRICE. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of a Series A Junior Participating Preferred Stock (a “Preferred Share”) for $30.00, once the Rights become exercisable. Each one-thousandth of a Preferred Share will give the shareholder approximately the same dividend and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

EXERCISABILITY.  The Rights will not be exercisable until:

•                  10 days after the public announcement that a person or group has become an  “Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding common stock, or, if earlier,

•                  10 business days (or a later date determined by the Board of Directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person.

We refer to the date when the Rights become exercisable as the “Distribution Date.”  Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights.  After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock.  Any Rights held by an Acquiring Person are void and may not be exercised.

CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON.

•                  FLIP IN.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $30.00, purchase shares of our common stock with a market value of $60.00, based on the market price of the common stock prior to such acquisition.

•                  FLIP OVER.  If our Company is acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $30.00, purchase shares of the acquiring corporation with a market value of $60.00, based on the market price of the acquiring corporation’s stock prior to such merger.

PREFERRED SHARE PROVISIONS.

Each one one-thousandth of a Preferred Share, if issued:

•                  will not be redeemable.

•                  will entitle holders to cumulative quarterly dividend payments of $.001 per each one one-thousandth of a Preferred Share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•                  will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•                  will have the same voting power as one share of common stock.

•                  if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

EXPIRATION.  The Rights will expire on April 10, 2019.

REDEMPTION.  The Board of Directors shall have the right to redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right.  The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

EXCHANGE.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, the Board shall have the right to extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

ANTI-DILUTION PROVISIONS.  The Board shall have the right to adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or reclassification of the Preferred Shares or common stock.  No adjustments to the Exercise Price of less than 1% will be made.

AMENDMENTS.  The Board shall have the right to amend the terms of the Rights Agreement without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person, the Board shall not have the right to amend the agreement in a way that adversely affects holders of the Rights.

Item 3.03               Material Modification to the Rights of Security Holders.

The information set forth in Items 1.01, 1.02 and 5.03 of this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with our reincorporation from Colorado to Delaware as disclosed under Item 8.01 below, the Amended and Restated Certificate of Incorporation and Bylaws of the Company are now our new governing documents.  For a description of the differences between the rights of holders of common stock of Credo Petroleum Corporation, a Colorado corporation and the predecessor of the Company and the common stock of Credo Petroleum Corporation, a Delaware corporation, see a discussion under the heading “Comparison of Shareholder Rights Before and After the Reincorporation” in the Definitive Proxy on Schedule 14A, as filed with the SEC on February 27, 2009. Copies of our Amended and Restated Certificate of Incorporation and Bylaws, as amended, are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference and made a part hereof.

Item 8.01.              Other Events.

Agreement and Plan of Merger

On  April 10, 2009, Credo Petroleum Corporation, a Colorado corporation (“CREDO Colorado”) merged with and into its wholly-owned subsidiary, Credo Petroleum Corporation, a Delaware corporation (“CREDO Delaware”) for the purpose of changing CREDO Colorado’s state of incorporation from Colorado to Delaware (the “Reincorporation”). The Reincorporation was accomplished pursuant to an Agreement and Plan of Merger, dated February 9, 2009 (the “Merger Agreement”), which was approved by CREDO’s shareholders at the 2009 Annual Meeting held on April 9, 2009.

As a result of the Reincorporation and pursuant to the Merger Agreement, each share of CREDO Colorado common stock was converted into one share of CREDO Delaware common stock.  All options, warrants, purchase rights or other securities of CREDO Colorado outstanding at the time of the Reincorporation entitling the holders thereof to receive shares of CREDO Colorado common stock upon exercise now represent the right to receive an identical number of shares of CREDO Delaware common stock.  Each certificate representing shares of common stock of CREDO Colorado now represents the same number of shares of common stock of Credo Delaware. CREDO Delaware common stock will continue to trade on NASDAQ under the symbol “CRED”.  The Reincorporation did not result in any change in the name, business, management, fiscal year, office locations, assets, liabilities, or employees of CREDO Colorado.  The directors of CREDO Colorado will become the directors of CREDO Delaware.

As a result of the Reincorporation and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), CREDO Delaware is the successor issuer to CREDO Colorado and succeeds to the attributes of CREDO Colorado as the registrant in filings made under the Exchange Act.  CREDO Delaware common stock is deemed to be registered under Section 12(b) of the Exchange Act, and CREDO Delaware is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will file reports and other information with the SEC.  The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 99.1.

ITEM 9.01             EXHIBITS

(d)	Exhibits.	The following exhibits are filed as part of this report

	3.1	Amended and Restated Certificate of Incorporation of CREDO Petroleum Corporation, a Delaware corporation.

	3.2	Bylaws of CREDO Petroleum Corporation, a Delaware corporation.

	4.1	Third Amendment dated as of April 9, 2009 to Rights Agreement dated as of April 11, 1989 between Credo Petroleum Corporation, a Delaware corporation, and Computershare Trust Company, N.A.

	4.2	Rights Agreement dated April 9, 2009 between CREDO Petroleum Corporation, a Delaware corporation, and Computershare Trust Company, N.A.

	99.1	Agreement and Plan of Merger dated February 9, 2009 between CREDO Petroleum Corporation, a Colorado corporation, and CREDO Petroleum Corporation, a Delaware corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 10, 2009.

CREDO Petroleum Corporation

By:	/s/ James T. Huffman
James T. Huffman
Chief Executive Officer

EXHIBIT INDEX

Exhibits.	The following exhibits are filed as part of this report

3.1	Amended and Restated Certificate of Incorporation of CREDO Petroleum Corporation, a Delaware corporation.

3.2	Bylaws of CREDO Petroleum Corporation, a Delaware corporation.

4.1	Third Amendment dated as of April 9, 2009 to Rights Agreement dated as of April 11, 1989 between Credo Petroleum Corporation, a Delaware corporation, and Computershare Trust Company, N.A.

4.2	Rights Agreement, dated April 9, 2009 between CREDO Petroleum Corporation, a Delaware corporation, and Computershare Trust Company, N.A.

99.1	Agreement and Plan of Merger dated February 9, 2009 between CREDO Petroleum Corporation, a Colorado corporation, and CREDO Petroleum Corporation, a Delaware corporation.